UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

OLYMPIC STEEL, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	0-23320	34-1245650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22901 Millcreek Boulevard, Suite 650 Highland Hills, Ohio		44112
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code) (216) 292-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	ZEUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2020, Olympic Steel, Inc., an Ohio corporation (the “Company”), and certain of its wholly-owned domestic direct and indirect subsidiaries (collectively with the Company, the “Borrowers”) entered into that certain Joinder and Third Amendment to Third Amended and Restated Loan and Security Agreement (the “Third Amendment”), with the lenders party thereto (the “Lenders”) and Bank of America, N.A., as Agent for the Lenders (the “Agent”). The Third Amendment amends the Third Amended and Restated Loan and Security Agreement, dated as of December 8, 2017 (as amended by the Joinder and Second Amendment to Third Amended and Restated Loan and Security Agreement, dated as of November 30, 2018, and as otherwise amended, the “Credit Agreement”), among the Borrowers party thereto, the Lenders and the Agent. Pursuant to the Third Amendment, Act Acquisition Inc., the subsidiary of the Company that acquired the assets of Action Stainless & Alloys, Inc., joined the Credit Agreement as a Borrower.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
4.29
Joinder and Third Amendment to Third Amended and Restated Loan and Security Agreement, dated as of December 14, 2020, by and among Olympic Steel, Inc., Olympic Steel Lafayette, Inc., Olympic Steel Minneapolis, Inc., Olympic Steel Iowa, Inc., Oly Steel NC, Inc., IS Acquisition, Inc., Chicago Tube and Iron Company, B Metals, Inc., MCI, Inc, and ACT Acquisition, Inc, the lenders from time to time party thereto and Bank of America, N.A. as Agent for the Lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL INC.

By:	/s/ Richard A. Manson
Richard A. Manson
Chief Financial Officer

Date: December 14, 2020